UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 22, 2017
Date of Report (Date of earliest event reported)
GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) For the reasons previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the "SEC") on August 7, 2017 and in its Form 12b-25 filed with the SEC on August 14, 2017, GlobalSCAPE, Inc. (GlobalSCAPE" or the "Company") has not timely filed with the SEC its quarterly report on Form 10-Q for the quarter ended June 30, 2017 (the "Delayed Form 10-Q").  On August 22, 2017, the Company received an anticipated letter from NYSE Regulation notifying the Company of its noncompliance with the continued listing standards of NYSE American LLC (the "Exchange") due to the Company's failure to timely file the Delayed Form 10-Q with the SEC and that the Company is now subject to the procedures and requirements set forth in Section 1007 of the Exchange's Company Guide (the "Company Guide").  The notification of noncompliance was issued pursuant to standard procedures of NYSE Regulation and the Exchange.
The Company is working diligently to file the Delayed Form 10-Q with the SEC as soon as practicable, which will result in regaining compliance with the continued listing standards of the Exchange.
NYSE Regulation has informed the Company that during the six-month period ending on February 22, 2018 (the "Initial Cure Period"), the Exchange will monitor the Company and the status of the Delayed Form 10-Q and any subsequent annual report or Form 10-Q that the Company fails to file by the applicable due date ("Subsequent Reports") until the Delayed Form 10-Q and any Subsequent Reports have been filed with the SEC.  The letter from NYSE Regulation states that if the Company fails to file the Delayed Form 10-Q and any Subsequent Reports within the Initial Cure Period, the Exchange may, in the Exchange's sole discretion, allow the Company's securities to be traded for up to an additional six-month period (the "Additional Cure Period") depending on the Company's specific circumstances.  The letter states that if the Exchange determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide.  The letter further states that the Exchange may, in its sole discretion, decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in the Exchange's sole discretion, that continued listing and trading of the Company's securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.
The Company's common stock will continue to be listed on the Exchange under the ticker symbol "GSB" but, beginning on August 29, 2017, a ".LF" indicator will be disseminated with the Company's ticker symbol to signify the Company's late filing status.
On August 28, 2017, the Company issued a press release announcing its receipt of the letter from NYSE Regulation.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1 Press Release dated August 28, 2017.
Disclosures About Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, GlobalSCAPE's expectations as to the timing of the filing of the Delayed Form 10-Q.
These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements.  Factors that may cause future results to differ materially from management's current expectations include, among other things, the discovery of additional information relevant to the internal investigation previously announced by the Company; the conclusions of the Company's Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE's independent registered public accounting firm regarding the internal investigation and GlobalSCAPE's financial statements; the possibility that additional errors may be identified; the risk that the completion of the restatement of certain of the Company's financial statements and the filing of the related quarterly and annual report and quarterly report amendments will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; and the costs associated with the restatement.  GlobalSCAPE disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr. Chief Financial Officer
Dated:	August 28, 2017